EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES SECOND QUARTER 2012 EARNINGS

Coldwater, Michigan, July 27, 2012: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced second quarter 2012 net income of $1,027,000, or $0.43 per share, compared to net income of $762,000, or $0.33 per share, for the second quarter of 2011. Southern's net income for the six months ended June 30, 2012, was $2,029,000, or $0.86 per share, compared to net income of $1,510,000, or $0.65 per share, for the same six month period a year ago.

Total consolidated assets at June 30, 2012 were $503.9 million compared to $509.2 million at December 31, 2011.

Southern provided $475,000 for loan losses during the second quarter of 2012 resulting in an allowance for loan losses of $5,167,000, or 1.48% of loans, at June 30, 2012. This compared to $375,000 of provision for loan losses expense for the second quarter of 2011. Net charge-offs totaled $833,000 during the second quarter of 2012, compared to $549,000 during the second quarter of 2011.

For the six month period ended June 30, 2012, net charge offs totaled $946,000 compared to $792,000 for the same six month period in 2011. Specific reserves on impaired loans decreased $387,000 during the first six months of 2012 resulting in a lower provision for loan losses.

Net interest income for the six months ended June 30, 2012 totaled $8.4 million, an increase of $803,000 or 10.6%, as compared to $7.6 million for the same six month period of 2011.

The annualized return on average assets for the six month periods ended June 30, 2012 and 2011 was 0.78% and 0.61%, respectively. The annualized return on average equity was 7.66% for the first six months of 2012 compared to 6.17% for the same period of 2011.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc. stated, "For the second quarter of 2012, we are pleased to report continued improvement in our financial performance. As expected, loan balances increased $16.3 million during the second quarter of 2012, contributing to higher net interest income. Non-interest income also increased as continued low rates on longer term mortgage products resulted in an increase in net gains on loan sales."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 15 branches within Branch, Calhoun, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Management's determination of the provision and allowance for loan losses and other accounting estimates, such as the carrying value of goodwill, other real estate owned and mortgage servicing rights and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment), involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability sell other real estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Southern Michigan Bancorp, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	June 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$34,772	$42,185
Federal funds sold	253	287
Securities available for sale	76,054	90,344
Loans held for sale	1,624	1,088
Loans, net of allowance for loan losses of $5,167 - 2012 ($5,412 - 2011)	344,041	327,392
Premises and equipment, net	12,392	12,546
Accrued interest receivable	1,826	2,148
Net cash surrender value of life insurance	10,480	10,312
Goodwill	13,422	13,422
Other intangible assets, net	1,504	1,666
Other assets	7,499	7,830
TOTAL ASSETS	$503,867	$509,220

LIABILITIES
Deposits:
Non-interest bearing	$69,591	$61,930
Interest bearing	347,956	358,581
Total deposits	417,547	420,511

Securities sold under agreements to repurchase and overnight borrowings	14,214	18,074
Accrued expenses and other liabilities	4,558	4,568
Other borrowings	7,448	7,751
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 119,594 in 2012
(115,170 shares in 2011)	1,644	1,296
Total liabilities	450,566	457,355

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,376,204 shares in 2012 (2,358,599 shares in 2011)
Outstanding (other than ESOP shares) - 2,256,610 shares in 2012 (2,243,429 shares in 2011)	5,642	5,609
Additional paid-in capital	17,991	18,278
Retained earnings	29,223	27,576
Accumulated other comprehensive income, net	548	571
Unearned Employee Stock Ownership Plan shares	(103)	(169)
Total shareholders' equity	53,301	51,865
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$503,867	$509,220

SOUTHERN MICHIGAN BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$4,629	$4,334	$9,140	$8,704
Federal funds sold and balances with banks	31	47	57	98
Securities:
Taxable	63	171	219	309
Tax-exempt	246	218	488	434
Total interest income	4,969	4,770	9,904	9,545

Interest expense:
Deposits	587	803	1,248	1,647
Other	129	148	262	307
Total interest expense	716	951	1,510	1,954
Net interest income	4,253	3,819	8,394	7,591
Provision for loan losses	475	375	700	500
Net interest income after provision for loan losses	3,778	3,444	7,694	7,091

Non-interest income:
Service charges on deposit accounts	413	568	807	1,079
Trust fees	263	293	561	568
Net gains on security calls and sales	-	-	3	2
Net gains on loan sales	476	205	878	522
Earnings on life insurance assets	80	84	168	164
Brokerage income	49	46	103	94
ATM and debit card fee income	292	257	564	492
Other	127	124	281	237
Total non-interest income	1,700	1,577	3,365	3,158

Non-interest expense:
Salaries and employee benefits	2,267	2,294	4,688	4,741
Occupancy, net	277	336	560	709
Equipment	217	204	409	407
Printing, postage and supplies	105	102	244	243
Telecommunication expenses	61	98	157	197
Professional and outside services	280	199	536	420
FDIC assessments	100	110	200	275
Software maintenance	120	110	231	215
Amortization of other intangibles	81	84	162	169
Expenses relating to OREO property	74	86	202	131
ATM expenses	109	92	210	174
Other	451	344	825	669
Total non-interest expense	4,142	4,059	8,424	8,350
INCOME BEFORE INCOME TAXES	1,336	962	2,635	1,899
Federal income tax provision	309	200	606	389
NET INCOME	$1,027	$762	$2,029	$1,510

Basic Earnings Per Common Share	$0.43	$0.33	$0.86	$0.65
Diluted Earnings Per Common Share	0.43	0.33	0.86	0.65
Dividends Declared Per Common Share	0.09	0.05	0.16	0.10